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                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 33-55839



                              WACHOVIA CORPORATION
                 6.605% SUBORDINATED NOTES DUE OCTOBER 1, 2025

                    CORRECTION TO THE PROSPECTUS SUPPLEMENT

     Interest on the Subordinated Notes is payable on April 1 and October 1 of each year, commencing on April 1, 1996, to the persons in whose names the Subordinated Notes are registered at the close of business on the March 15 and September 15, as the case may be, next preceding such date on which interest is payable.